Sub-Item 77I, 77Q1(a) and 77Q1(d)

Dreyfus/Laurel Funds Trust

(the "Registrant")

Dreyfus Emerging Markets Debt Local Currency Fund

Dreyfus Equity Income Fund

(the "Funds")

At a meeting held on February 22-23, 2017, the Board of Trustees of the Registrant approved, with respect to each Fund, the creation of Class T shares, a description of which appears in the documents incorporated by reference below:

1.      The disclosure in each Fund's Class T Prospectus and the disclosure in the Funds' Statement of Additional Information are incorporated by reference to Post-Effective Amendment No. 209 to the Registrant's Registration Statement on Form N-1A, filed on March 24, 2017, effective as of March 31, 2017 ("Amendment No. 209").

2.      The disclosure in the Supplement to each Fund's Class T Prospectus dated March 31, 2017 filed on March 31, 2017 pursuant to Rule 497(e) under the Securities Act of 1933, as amended.

3.      The Registrant's Certificate of Amendment (Designation), incorporated by reference to Exhibit (a)(10) of Amendment No. 209.

4.      The Registrant's Rule 18f-3 Plan, incorporated by reference to Exhibit (n)(1) of Amendment  No. 209.